UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2009

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 29, 2009, Avatar Holdings Inc.’s ("Avatar") wholly-owned subsidiary, Avatar Properties Inc. ("Properties") entered into a Separation and Release Agreement with Jonathan Fels, a Named Executive Officer, (the "Agreement"). Pursuant to the Agreement: (i) Mr. Fels has resigned effective as of close of business on December 31, 2009; (ii) Mr. Fels has received $450,000 as cash compensation equal to 50% of the amount payable to him for the calendar year 2010 pursuant to the Amended and Restated Employment Agreement, dated December 22, 2008, between Properties and Mr. Fels; (iii) the 47,708 shares of Avatar Restricted Common Stock issued under the Amended and Restated Restricted Stock Unit Agreement, dated December 22, 2008, will vest as of December 31, 2009, and be issued to Mr. Fels as unrestricted Common Stock, but cannot be sold, pledged, gifted, transferred or hypothecated prior to December 31, 2010; (iv) Mr. Fels will provide consulting services during calendar year 2010 at no charge for up to 20 hours in any calendar month and may be engaged for additional consulting services at compensation to be negotiated; and (v) Mr. Fels has granted Properties a right of first refusal to participate in equity or debt real estate investments of more than ten developed or undeveloped residential units or an investment of more than $5 million in the aggregate.

On December 30, 2009, Avatar issued a press release announcing the departure of Mr. Fels. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Copy of Press Release dated December 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

December 30, 2009	By:	JUANITA I. KERRIGAN

Name: JUANITA I. KERRIGAN
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 30, 2009.